Exhibit 10.1

OFFICE BUILDING LEASE

THIS LEASE, dated as of October  8, 2015 (the “Effective Date”) is made by and between Academy 1740, Inc., a Missouri corporation ("Landlord"), and ARATANA THERAPEUTICS, INC., a Delaware corporation ("Tenant").

WITNESSETH:

Landlord, in consideration of the rent to be paid and the covenants and agreements to be performed by Tenant, as hereinafter set forth, does hereby lease to Tenant and Tenant hereby leases from Landlord that certain office space (the "Premises") indicated on Exhibit "B" and as more particularly described in Section 1(b) below. In consideration of the Premises and the mutual terms, covenants and conditions herein contained, the parties further agree as follows:

1.    BASIC LEASE PROVISIONS.  The parties hereby agree to the following basic lease provisions and definitions which shall govern the terms and conditions of the parties' relationship as more fully set forth herein:

(a)The Building: that certain building located at 11400 Tomahawk Creek Parkway, Leawood, Kansas, consisting of approximately 179,000 rentable square feet together with all appurtenant rights thereto, including, without limitation, parking areas, easements, declarations and rights of way.

(b)Premises:  Suite number 310 located on the third floor of the Building, consisting of approximately 17,639 net rentable square feet, as shown on Exhibit "B" hereto, including, subject to Section 6 hereof, the non-exclusive right to use all hallways, stairwells, the Conference Room, vending areas, outdoor patio, all parking areas, access roads, driveways, entrances and exits, landscaped areas and grass plots, pathways and sidewalks, and other accommodation areas (the “Common Areas”).   The Premises shall not include any areas above the finished ceiling or below the finished floor covering installed in the Premises or any other areas not shown on Exhibit "B" as being part of the Premises.  Landlord reserves, for Landlord's exclusive use, any of the following (other than those installed for Tenant's exclusive use) that may be located in the Premises: janitor closets; fan, mechanical, electrical, telephone and similar rooms; and elevator, pipe and other vertical shafts, flues and ducts.  Tenant acknowledges that the sole purpose of the attached Exhibit "B" is to identify the location of the Premises in the Building and establish the number of square feet which shall be deemed to be the square footage of the Premises for purposes of calculating Base Rent and Additional Rent hereunder.  Except as otherwise provided herein, Landlord makes no representations or warranties in Exhibit "B" as to the useable or rentable square footage of the Premises or of the Building.

(c)Term:The term of this Lease shall begin on the earlier of (i) January  1, 2016 or (ii) the date Tenant shall commence operating its business from the Premises (the "Commencement Date") and shall continue until February 28, 2021 (the "Expiration Date").    If the Commencement Date is before January 1, 2016, Tenant will pay Rent on a prorated basis for each day of the Term prior to January 1, 2016,  based on a Base Rent of $34,543.04/month.  If Tenant exercises any Renewal Option to extend the Lease pursuant to Section 31, the “Term” shall include any Renewal Term so exercised.  The Lease is subject to early termination pursuant to Section 33.

(d)Permitted Use:   General office use, and no other purpose whatsoever.

(e)Base Rent:

Period      Monthly Amount        Annual Amount

January 1, 2016 through February 28, 2016$0 **Not Applicable

March 1, 2016 through December 31, 2016$34,543.04$414,516.48

January 1, 2017 through December 31, 2017$35,278.00$423,336.00

January 1, 2018 through December 31, 2018$36,012.95$432,155.50

January 1, 2019 through December 31, 2019$36,747.91$440,975.00

January 1, 2020 through Expiration Date$37,482.87$449,794.50

**  Subject to the provisions hereof, Landlord hereby abates two (2) full calendar months of Base Rent to be applied as indicated above.  Tenant shall pay all Additional Rent and other charges and obligations accruing during such months.  Notwithstanding the foregoing, if Tenant defaults under this Lease beyond any applicable period of notice and cure, all such Base Rent abatement shall be null and void and of no further force and effect, and Tenant shall immediately pay to Landlord all sums (at a rate of $34,543.04/month) previously abated hereunder.

(f)Base Year:2016

(g)Tenant's Proportionate Share: 9.85%

(h)Security Deposit:  $34,543.04

(i)Real Estate Brokers:RED Brokerage, LLC("Landlord's Broker(s)") and

Copaken Brooks, LLC ("Tenant's Broker(s)")

(j)Signage:  Tenant shall have a right to have its name on the Building directory, and building-standard suite signage at the entry to Tenant's Premises, all of which shall be provided at Landlord's expense.    Additionally, Tenant shall have non-exclusive rights to signage on the monument sign at the main entrance to the parking lot (the "Monument Sign"), which shall specifically include one (1) space on the Monument Sign, installed by Landlord at Tenant's cost.  Monument signage is limited to the specific Monument Sign described herein (and no other) and shall be subject to any applicable code requirements, ordinances and the like and shall also be subject to Landlord's final review and approval at Landlord's reasonable discretion, which approval shall not be unreasonably withheld, conditioned or delayed.

(k)Parking Spaces:  4.0/1,000 RSF unassigned parking spaces in the Building's adjacent parking facilities

(l)Tenant Improvements:  The initial improvements to the Premises, if any, shall be constructed as set forth on Exhibit "C", attached hereto and incorporated as though more fully set forth herein.

2. TERM AND POSSESSION.  The Term of this Lease shall begin on the Commencement Date and end on the Expiration Date, unless terminated earlier or extended further as provided in this Lease.  Notwithstanding the foregoing, if Landlord, for any reason whatsoever, cannot provide Tenant with Early Access as of the Delivery Date as set forth in Exhibit “C”, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom; provided however, that the Commencement Date and Expiration Date shall be delayed one day for each day that Landlord has not provided access to the Premises to Tenant after the date set forth Exhibit “C”.  If the Term commences on other than the first day of a month or ends on other than the last day of a month, Base Rent and Additional Rent for such month will be appropriately prorated.

Subject to the terms and conditions described in Exhibit “C”, Tenant shall have the right but shall not be obligated to accept possession of the Premises prior to the Commencement Date of the Term. Said early possession shall not advance the Expiration Date hereinabove provided, and in no event shall the time period used for calculating the Commencement Date begin to accrue based on Tenant’s occupancy as provided by this paragraph and Exhibit “C”.

3. BASE RENT.    Tenant shall pay to Landlord as Base Rent for the Premises the amounts set forth in Section 1(e) above, which shall be payable in monthly installments,  each in advance on the first day of each calendar month during the term hereof, provided, however, that the first month's rent due during the Term shall be due and payable upon the execution of this Lease.  Said Base Rent and all other sums (whether designated Additional Rent or otherwise) shall be paid to Landlord at 11400 Tomahawk Creek Parkway, Leawood, Kansas 66211 or to such other person or at such other place as Landlord may from time to time designate in writing. All Rent payable under this Lease shall be paid by Tenant without setoff for any cause whatsoever except for such abatement as is herein expressly provided for and without notice or demand, both of which are expressly waived by Tenant. Tenant further agrees that its covenant to pay Rent is an independent covenant, not subject to abatement, offset or deduction except as otherwise expressly provided in this Lease.  Rent and other monies due Landlord under this Lease not paid when due shall bear interest at the rate of eighteen percent (18%) per annum from the date the same is due until paid. To compensate Landlord for its additional cost of processing late payments, for any payment of Rent which is not received within ten (10) days after it is due, Tenant will also pay a late charge of $500.  The parties agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of Tenant's late payment.

4. ADDITIONAL RENT.

(a) In addition to Base Rent, Tenant shall pay to Landlord an amount equal to the Tenant's Proportionate Share of any increase in Direct Expenses above the Direct Expenses for the Base Year ("Additional Rent").  Base Rent and Additional Rent may be referred to herein collectively as "Rent."

(b) On or after January 1 of each calendar year subsequent to the Base Year, Landlord will notify Tenant of (i) Landlord's estimate of the increase, if any, in Direct Expenses over Base Year 3

Direct Expenses payable by Tenant for the current calendar year and (ii) the amount of any Additional Rent due from Tenant, on account of the difference between the Additional Rent paid by Tenant for the preceding calendar year and the actual Additional Rent for the preceding calendar year.  Tenant shall, upon receipt of such notice, pay to Landlord within thirty (30) days of receipt of such notice (i) a sum equal to onetwelfth (1/12) of the amount of Tenant's Proportionate Share of such estimate of the increase in Direct Expenses for such current calendar year for each full or partial month elapsed from January 1 of said current calendar year to the date of receipt by Tenant of such notice and (ii) the balance of the Additional Rent due from Tenant for the preceding calendar year.  Following receipt of such notice, Tenant  shall pay to Landlord, on the first day of each succeeding calendar month during said calendar year, one-twelfth (1/12) of the amount of Tenant's Proportionate Share of such estimate of the increase in Direct Expenses for said calendar year.  If Landlord's estimate of Additional Rent is more than the actual Additional Rent for any calendar year, the amount of such excess paid by Tenant shall be credited against the next installments of Additional and Base Rent as they become due but no credit shall be due for any decrease in Direct Expenses below the Direct Expenses for the Base Year.  In the event the term of this Lease or any extension or renewal hereof ends on a day other than the last day of a month, the amount of Additional Rent payable by Tenant for such partial month shall be prorated on the basis of a thirty-day month.  Notwithstanding that the Lease has terminated, the amount of any Additional Rent due hereunder shall be payable promptly upon receipt of a statement from Landlord, and conversely any credit due Tenant for any excess of said Additional Rent shall be promptly refunded after Landlord's calculation thereof.

(c) "Direct Expenses" shall be defined as the sum of all costs, expenses and disbursements which Landlord shall incur, pay or become obligated to pay in any calendar year in connection with the ownership, operation, maintenance, repair and security of the Building and land upon which the Building is located and all related improvements and appurtenances thereto, which shall include but not be limited  to the following: real estate taxes and assessments; Rent  taxes; gross receipts taxes; water  and sewer charges; insurance premiums; license, permit and inspection charges; utilities; service contracts; labor; management of the Building; air conditioning and heating; elevator maintenance;  supplies;  materials;  equipment; tools; security; garbage service; maintenance and upkeep costs of the Building, including all parking areas, drives, lawns, trees, shrubbery and Common Areas.  For each calendar year during the Term (including the Base Year), the amount by which those Direct Expenses that vary with occupancy (such as cleaning costs and utilities) would have increased had the Building been at least 95% occupied and operational and had all Building services been provided to all tenants will be reasonably determined and the amount of such increase to 95% occupancy will be included in Direct Expenses for such calendar year.

(d) "Direct Expenses" shall not include: the cost of capital improvements or replacements (except to the extent allowable under generally accepted accounting principles); expenses for repairs, replacements and general maintenance paid by proceeds from insurance or by Tenant or other third parties; alterations attributable solely to Tenants of the Building other than Tenant; principal and interest payments made by Landlord on mortgages on the Building; depreciation; leasing commissions and any state or federal income franchise, estate or inheritance taxes.

(e) Notwithstanding any provision of the Lease to the contrary, for the purpose of calculating Additional Rent for each calendar year after 2016 during the Term, Controllable Expenses (as defined below) shall be deemed not to increase more than five percent (5%) per calendar year for each calendar year from and after December 31, 2016; provided, however, that no item of Direct Expenses other than Controllable Expenses shall be subject to the foregoing limitation; and provided further, that the percentage increase shall be determined on a non-cumulative basis.  For purposes hereof, the parties hereby agree that the term "Controllable Expenses" shall mean the items of Expenses which are reasonably subject to the control of Landlord, including without limitation, landscaping costs, janitorial services, and management fees, but "Controllable Expenses" shall not include, among other things: (i) insurance, (ii) taxes, assessments and other governmental fees and charges, (iii) snow removal, (iv) water, sewer and other energy and utility costs, and (v) other customary market exclusions for Controllable Expenses.

(f) Upon Tenant's written request given not more than ninety (90) days after Tenant's receipt of the annual statement of Direct Expenses for a particular year, Landlord shall furnish Tenant with (or provide Tenant with reasonable access to) such reasonable supporting documentation in connection with said Direct Expenses as Tenant may reasonably request.  Landlord shall provide Tenant with said information (or access) within sixty (60) days after Tenant's written request therefor.  Within one hundred eighty (180) days after receipt of such a statement of Direct Expenses by Tenant (the "Review Period"), if Tenant disputes the amount of Additional Rent set forth in the statement, an independent certified public accountant (which accountant (i) is a member of a nationally or regionally recognized accounting firm, and (ii) is not working on a contingent fee basis), designated and paid for by Tenant, may, after reasonable notice to Landlord and at reasonable times, inspect Landlord's records with respect to the annual statement at Landlord's offices, or such other place as Landlord may designate from time to time, provided that Tenant is not then in default under this Lease and Tenant has paid all amounts required to be paid under the applicable estimates and/or the annual statement, as the case may be.  In connection with such inspection, Tenant and Tenant's agents must agree in advance to execute a commercially reasonable confidentiality agreement regarding such inspection.  If after such inspection, Tenant still disputes such Additional Rent, a determination as to the proper amount shall be made, at Tenant's expense, by an independent certified public accountant (the "Accountant") selected by Landlord and subject to Tenant's reasonable approval.  Landlord and Tenant hereby agree that any determination made by the Accountant shall be final and binding upon the parties.  If the determination made by the Accountant discloses an overcharge, the amount of such overcharge shall be offset against future Rent and if such audit discloses an overcharge of more than five percent (5%), Landlord shall reimburse Tenant its reasonable out-of-pocket costs incurred in connection with Tenant’s audit.

5. SECURITY DEPOSIT.    Tenant has deposited with Landlord the Security Deposit set forth in Section 1(h) above, to be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the term hereof or any extension or renewal hereof. If Tenant fails to keep or perform any of the terms, covenants or conditions of this Lease beyond any applicable notice and cure period, including, but not limited to the provisions relating to the payment of Rent, Landlord may (but shall not be required to) use, apply or retain all or any part of said Security Deposit for the payment of any Rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of said Security Deposit is so used or applied, Tenant shall within five (5) days after written notice demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep this Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit.  If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) within thirty (30) days after the termination of the Lease term or any renewal or extension thereof.  In the event Landlord unconditionally assigns this Lease, said Security Deposit shall be transferred and paid to Landlord's successor in interest and Tenant shall thereafter look solely to said successor for the return of an accounting for said Security

Deposit and Landlord shall have no further liability therefor.

6. USE AND CONDITION OF THE PREMISES.    Tenant shall use the Premises for the Permitted Use described in Section 1(d) and shall not use or permit the Premises to be used for any other purpose whatsoever without the prior written consent of Landlord.

Under no circumstances may Tenant use any portion of the Premises to (i) conduct business engaging in the manufacture, sale or promotion of alcohol or tobacco products or businesses that are widely known to represent or be associated with such products; or (ii) for human health-related membership and/or trade associations.

Tenant shall not do or permit anything to be done in or about the Premises nor bring or keep anything therein which will in any way increase the existing premium for or affect or cause cancellation of any fire or other insurance policy upon the Building or any part thereof or any of its contents.  Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them or use or allow the Premises to be used for any unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises.  Tenant shall not commit or suffer to be committed any waste in or upon the Premises.

Landlord agrees that as of the Commencement Date: (a) the roof and roof membrane are free of leaks and in good condition; (b) the Premises will have separate HVAC temperature controls and Tenant shall have the ability to adjust such temperature controls within the Premises; (c) fiber is available with at least two redundant feeds from opposite ends of the Building; (d) Tenant and its employees, guests, and invitees shall have a non-exclusive right, subject to availability and to Landlord’s advance approval, during the Term of this Lease to use the main common conference room on the first floor of the Building (“Conference Room”) for meetings or other functions at no additional charge to Tenant and that Landlord has equipped the Conference Room with an LCD projector, flip charts, white boards and audio/visual capabilities; and (e) Landlord has installed new flat screen TVs and a new audio/visual system in the Conference Room.

In addition to the Conference Room, Tenant’s use of the outdoor patio and of any other Common Areas for meetings or other functions shall be subject to availability and to Landlord’s advance approval.

6.1HAZARDOUS MATERIALS.Tenant covenants not to introduce any hazardous or toxic materials (excluding cleaning solvents and office supplies customarily used in Tenant’s business) into the Premises without complying with all applicable federal, state and local laws or ordinances pertaining to the transportation, storage, use or disposal of such materials including, but not limited to, obtaining proper permits.  If Tenant’s transportation, storage, use or disposal of hazardous or toxic materials on/in the Premises results in the contamination of the soil or surface or ground water or loss or damage to person(s) or property, then Tenant agrees to: (1) notify Landlord immediately of any contamination, claim of contamination, loss or damage that becomes known to Tenant;  (2) after consultation with Landlord, clean up the contamination in full compliance with all applicable statutes, regulations and standards; and (3) indemnify, defend and hold Landlord harmless from and against any claims, suits, causes of action, costs and fees including attorneys' fees and costs, arising from or connected with any such contamination, claim of contamination, loss or damage. This provision shall survive termination of the Lease.

7. COMPLIANCE WITH THE LAW. Tenant shall not use or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or governmental rule, 6 regulation or requirement now in force or which may hereafter be enacted or promulgated.  Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force (collectively, “Laws”), and with the requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted relating to, or affecting the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by Tenant's improvements or acts.    Landlord shall, as a Direct Expense, comply with all Laws relating to, or affecting the condition use or occupancy of the Common Areas.

8. ALTERATIONS AND ADDITIONS.    Tenant shall not make or suffer to be made any alterations, additions or improvements to or of the Premises or any part thereof without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.  Any alterations, additions or improvements to or of the Premises, including, but not limited to, wall covering, paneling and built-in cabinet work, shall become a part of the realty and belong to the Landlord upon their installation and shall be surrendered with the Premises, except as set forth in the last sentence of this Section.    Any moveable furniture and trade fixtures shall remain the property of Tenant.  Any alterations, additions or improvements shall be made by Tenant, at Tenant's sole cost and expense, and Landlord shall have no liability therefor.    Any contractor or person selected by Tenant to make the same (including any Tenant Improvements as described in Exhibit “C”) must first be approved in writing by the Landlord, provided, however, that such approval shall not be unreasonably withheld, conditioned or delayed.  Tenant shall be entitled at or prior to the end of the Term to remove from the Premises all furniture, removable trade fixtures, equipment and personal property, except for the Leased FF&E (“Fixtures”) installed or located on or in the Premises.  Tenant shall repair any and all damage caused by their removal.  Any Fixtures or other Tenant Improvements that Tenant does not remove at or prior to the expiration of the Term shall be deemed surrendered with the Premises on the termination of this Lease.  In connection with any such Tenant Improvements, alterations, additions or improvements to the Premises, the parties further agree as follows:

(a)Tenant agrees that any and all such Tenant Improvements, alterations, additions or improvements will (i) comply with all applicable laws and regulations; (ii) be performed in a good and workmanlike manner; (iii) equal or exceed Building's then-current standards; and (iv) be carried out only by persons selected by Tenant and approved in writing by Landlord in advance (provided, however, that Landlord’s approval shall not be unreasonably withheld, conditioned or delayed), who will, if required by Landlord, deliver to Landlord performance and payment bonds prior to commencement of the work.   Tenant will maintain, or will cause the persons performing any such work to maintain, worker's compensation insurance and public liability and property damage insurance (with Landlord named as an additional insured), in amounts, with companies and in a form reasonably satisfactory to Landlord, which insurance will remain in effect during the entire period in which the work will be carried out.  If requested by Landlord, Tenant will deliver to Landlord proof of such insurance.

(b)Tenant will promptly pay, when due, the cost of all such work and, upon completion, Tenant will deliver to Landlord, to the extent not previously received by Landlord, evidence of payment, contractors' affidavits and full and final waivers of all liens for labor, services or materials.  Tenant will also pay any increase in property taxes on, or fire or casualty insurance premiums for, the Building which may be attributable to such change, addition or improvement and the cost of any modifications to the Building outside the Premises that are required to be made in order to make the change, addition or improvement to the Premises.  If required by Landlord, Tenant, at its expense, will have promptly prepared and submitted to Landlord reproducible as-built plans of any such change, addition or improvement upon its completion.

(c)Without limiting the generality of anything set forth in this Section 8 above, Landlord and Tenant hereby agree that, on or before that date upon which the Lease expires or is otherwise terminated prior to expiration, Landlord may elect by written notice to Tenant to either (i) require Tenant to remove all or a portion of the cable, conduit, connections and wiring installations and equipment installed by or for Tenant (the "Wiring") within the Building or the Premises and related to Tenant's telecommunications or computer equipment, which Wiring shall be removed at Tenant's sole cost and expense, provided, that Tenant shall not be required to remove any Wiring that existed in the Premises on the date Landlord delivers the Premises to Tenant or (ii) retain all or a portion of the Wiring, in which case, Tenant shall surrender such Wiring to Landlord free of all liens and encumbrances, and in good and safe condition, in working order, and properly labeled at each end and in each telecommunications/electrical closet and junction box.  Notwithstanding anything set forth in this Lease to the contrary, if Landlord requests Tenant to remove all or a portion of the Wiring and Tenant fails to do so, Landlord may remove such Wiring upon expiration or termination of the Lease and Tenant hereby agrees to indemnify and otherwise reimburse Landlord for any costs, claims or other expenses incurred by Landlord as a result of such failure by Tenant.  Tenant’s obligations under this Section 8(c) shall survive the expiration or other termination of the Lease.

9. REPAIRS.

(a) By taking possession of the Premises, Tenant shall be deemed to have accepted the Premises as being in good, sanitary order, condition and repair and in the condition called for in this Lease. Tenant shall, at Tenant's sole cost and expense, keep the Premises and every part thereof in good condition and repair, damage from casualty, condemnation and ordinary wear and tear excepted. Except to the extent Landlord is required to perform or pay for certain maintenance or repairs according to Sections 9(c) below, Tenant will, at Tenant's own expense and at all times during the Term, maintain and repair the Premises and Tenant's equipment, personal property and trade fixtures in the Premises, and any mechanical, plumbing or electrical equipment that exclusively serves the Premises or is installed or operated to accommodate Tenant's special requirements (such as a supplementary air conditioning unit installed to cool a computer room in the Premises), in good order and repair and in a condition that complies with all applicable laws and regulations.  Tenant will also be responsible for the cost of repairing all damage to the Premises, Building or common areas (or any equipment or fixtures in or serving the same) caused by Tenant or its assignees or subtenants, or any of their respective agents, employees, contractors or invitees.  If Tenant fails to make such repairs in a timely manner, any such damage may be repaired by Landlord, in which case Tenant will pay as Additional Rent to Landlord the cost of such repairs, including an amount sufficient to reimburse Landlord for overhead and supervision, within ten (10) days after the date of Landlord's invoice.  Alternatively, at Landlord's option, Tenant will promptly and adequately repair all such damage under the supervision and subject to the prior reasonable approval of Landlord.  All work done by Tenant or its contractors (which contractors will be subject to Landlord's reasonable approval) will be done in a first-class workmanlike manner using only grades of materials at least equal in quality to standard materials currently used in the Building and will comply with all insurance requirements and all applicable laws and regulations.

(b) Tenant shall, upon the expiration or earlier termination of the term hereof or any renewal or extension thereof, surrender the Premises to the Landlord in good condition, damage from casualty, condemnation and ordinary wear and tear excepted. Except as may be specifically provided in this Lease or any addendum hereto, Landlord shall have no obligation whatsoever to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof and the parties hereto affirm that Landlord has made no representations to Tenant respecting the condition of the Premises or the Building except as specifically set forth herein or in any addendum hereto.

(c) Notwithstanding the provisions of Section 9(a) Landlord shall, at its sole cost and expense, repair and maintain and make any necessary replacements to the roof, roof membrane, roof covering, concrete slab, footings, foundation, exterior walls, parking areas, sidewalks, driveways, loading areas, exterior doors and windows, flooring (except for floor coverings), sprinklers and the structural portion of the Building, including the Building’s basic plumbing, air conditioning, heating and electrical systems, , unless such maintenance  and repairs are caused in part or in whole by the act, neglect, fault or omission of the Tenant, its agents, servants, employees or invitees, in which case Tenant shall pay to Landlord the reasonable cost of such maintenance and repairs. Except as specifically provided in Section 20 hereof, there shall be no abatement of Rent and there shall be no liability of Landlord for any failure to make any repairs or to perform any maintenance, nor for any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances and equipment therein. Tenant waives the right, under any law, statute, or ordinance now or hereafter in effect, to make repairs at Landlord's expense.

(d) Landlord shall timely clean, maintain, repair, light, operate and insure the Common Areas, as needed.  Maintenance services shall include snow and ice removal and repair of the parking lot, as necessary.  Landlord shall maintain and keep the Building and Common Areas in good condition and repair and the costs of doing so shall be considered Direct Expenses in accordance with Section 4, unless such repairs are excluded from the definition of Direct Expenses hereunder.

10. LIENS.  Tenant shall keep the Premises and the property in which the Premises are situated free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant. In the event any mechanic’s or materialmen’s lien shall at any time be filed against the Premises allegedly by reason of work, labor, services, or material performed or furnished to Tenant with respect to the Premises, Tenant shall within ten (10) days cause the same to be discharged of record or bonded to the satisfaction of Landlord.

11. ASSIGNMENT AND SUBLETTING.    Prior to any sublease or assignment, Tenant shall first notify Landlord in writing of its desire to sublease all or a portion of the Premises or to assign this Lease or any interest hereunder.  Tenant shall not assign, transfer, mortgage, pledge, hypothecate or encumber this Lease or any interest herein and shall not permit or suffer the same to occur by reason of the operation of law, and shall not sublet the Premises or any part thereof, or any right or privilege appurtenant thereto, or permit or suffer any other person (the employees, agents, servants and invitees of Tenant excepted) to occupy or use the Premises, or any portion thereof, without  the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.    A consent to any such assignment, subletting, occupation or use by any other person shall not be deemed to be a consent to any subsequent assignment, subletting, occupation or use by another person. Any such assignment or subletting without such consent shall be void, and shall, at the option of the Landlord, constitute a default under the Lease.  Notwithstanding the foregoing, no consent of Landlord is required for Tenant to assign, sublet or otherwise transfer (by operation of law or otherwise) this Lease or any of this rights hereunder to:  (i) any person, corporation, partnership, or other entity which acquires all or substantially all of the stock or assets of Tenant or equity in Tenant; (ii) any person, corporation, partnership, or other entity which controls, is controlled by or is under common control with Tenant; (iii) any affiliate (within the meaning of such term as set forth in Rule 501 of Regulation D under the Federal Securities Act of 1933, as amended) of Tenant; or (iv) any entity which is the surviving entity as a result of a merger or consolidation of Tenant (each, a “Permitted Transfer”).

No subletting or assignment will release Tenant from any of its obligations under this Lease unless

Landlord agrees to the contrary in writing.  Acceptance of Rent by Landlord from any person other than Tenant will not be deemed a waiver by Landlord of any provision of this Section 11.  Any options to extend, terminate, expand, contract or any rights of first offer or refusal or other similar rights or options set forth herein shall automatically terminate and any transferee shall have no rights or options with respect thereto, provided, however, that this shall not apply in the case of any Permitted Transfer.  In the event of any default by any assignee or subtenant or any successor of Tenant in the performance of any Lease obligation, Landlord may proceed directly against Tenant without exhausting remedies against such assignee, subtenant or successor.  The voluntary or other surrender of this Lease by Tenant or the cancellation of this Lease by mutual agreement of Tenant and Landlord will not work a merger and will, at Landlord's option, terminate all or any subleases or operate as an assignment to Landlord of all or any subleases; such option will be exercised by notice to Tenant and all known subtenants in the Premises.

Under no circumstances may Tenant sublease space to (i) businesses that engage in the manufacture, sale or promotion of alcohol or tobacco products, or businesses that are widely known to represent  or be  associated  with  such products;  or (ii) human health-related  membership  and/or  trade  associations. No assignment or sublease shall relieve Tenant of its obligation to pay Rent and fulfill all other lease obligations hereunder.

12. HOLD HARMLESS.    Tenant shall indemnify and hold harmless Landlord, and its parent, lender, officers, agents and employees, against and from (i) any and all claims arising from Tenant's use of the Premises for the conduct of its business or from any activity, work or other things done, permitted or suffered by the Tenant in or about the Premises, the Building and the property upon which the Building is located, (ii) any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any act or omission of the Tenant, or any officer, agent, employee, licensee or invitee of Tenant, and (iii) all cost, reasonable attorneys' fees, expenses and liabilities incurred in connection with any such claim or any action or proceeding brought thereon.  Notwithstanding anything herein to the contrary, Tenant's indemnification hereunder shall be deemed to include the acts and negligent omissions of Tenant, its assignees, subtenants or licensees, and/or any of their respective agents, employees or invitees.    In the event any case, action or proceeding shall be brought against Landlord by reason of any such claim, Tenant shall, upon written notice from Landlord, defend the same, at Tenant's sole cost and expense, by counsel reasonably satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons, in, upon or about the Premises, the Building and the property upon which the Building is located from any cause other than Landlord's negligence, and Tenant hereby waives all claims in respect thereof against Landlord.

Landlord and its parent, lenders, officers, agents and employees, shall not be liable to Tenant or to Tenant's officers, employees, agents, licensees, or invitees, or to any other person whomsoever, for any loss or damage to property, nor for any injury to or damage to persons resulting from any part of the Building or the land upon which the Building is located or related improvements or appurtenances thereto becoming out of repair, any defect in or failure of pipes or wiring, the backing up of any drains or the bursting or leaking of any pipes, faucets and plumbing fixtures, any gas, water, steam, electricity, oil or rain leaking, escaping or flowing into the Premises from any part of the Building, or from the pipes, appliances, or plumbing works therein or from the roof, street, or subsurface or from any other place resulting from dampness, moisture or water from whatever source, theft, fire, explosion, act of God, riot, war, insurrection, court order or order of governmental authority or any other matter beyond the control of the Landlord, unless caused by or due to the gross negligence or willful misconduct of Landlord, its agents, servants or employees.  Landlord and its agents shall not be liable for interference with the light or other incorporeal hereditaments, loss of business by Tenant, nor shall Landlord be liable for any latent defect in the Premises or in the Building. Tenant shall give prompt written notice to Landlord in case of fire or accidents in the Premises or in the Building or of defects therein or in the fixtures or equipment located therein.

13. SUBROGATION.  Each party hereby waives its respective right of recovery against the other for any loss or damage covered by fire, extended coverage and other property insurance policies to the extent that such party's loss or damage is either (i) covered under its insurance policies, or (ii) would have been covered by the insurance policies required to be carried by such party hereuneder. Each party shall immediately give notice to its insurance carriers and obtain any endorsements required to give effect to the foregoing waiver.

14. INSURANCE.

(a)Tenant’s Insurance Requirements.    With respect to the Premises, Tenant shall, at Tenant's sole cost and expense, obtain and keep in force at all times during the term of this Lease, (a) commercial general liability insurance relating to Tenant's business (carried on, in or from the Premises) and Tenant's use and occupancy, for personal and bodily injury and death, and damage to others' property, with limits of not less than $2,000,000 for any one accident or occurrence; and (b) all risk and fire insurance (including standard extended endorsement perils, leakage from fire protective devices and other water damage) relating to Tenant's fixtures, furnishings, equipment, personal property, inventory and stock-in-trade on a full replacement cost basis in amounts sufficient to prevent Tenant from becoming a coinsurer and subject only to such deductibles and exclusions as Landlord may reasonably approve.  All such policies and coverage shall include and insure Landlord, its lender(s), and their respective agents, directors, officers and employees as additional insureds, and the limit of said insurance by Tenant shall have a Landlord's protective liability endorsement attached thereto. Insurance required hereunder shall be in companies licensed in the state in which the Premises are located and shall have a rating of A- or better in "Best's Insurance Guide" and a financial rating of Class X or better.

Tenant will provide thirty (30) days' advance written notice to the Landlord (or as much notice as is practicable) of any cancellation or reduction in coverage and will promptly obtain replacement coverage so as to remain in compliance with this Section 14.  Tenant shall provide Landlord evidence of insurance annually in a form acceptable to Landlord in its reasonable discretion.   If Tenant fails to insure or pay premiums, or to file satisfactory proof as required, Landlord may, upon 48-hours' notice, acquire and effect such insurance and recover from Tenant on demand any premiums paid.

(b)Landlord’s Insurance Requirements.    During the Term, Landlord will provide and keep in force the following insurance:  (i) commercial general liability insurance relating to Landlord's operation of the Building, for personal and bodily injury and death, and damage to others' property; (ii) all risk or fire insurance relating to the Building (but excluding Tenant's fixtures, furnishings, equipment, personal property, documents, files and work products); and (c) such other insurance as Landlord reasonably elects to obtain or its lender requires.  Insurance procured by Landlord under this Section 14(b) will be in amounts which Landlord or its lender from time to time reasonably determines sufficient; will be subject to such deductibles and exclusions as Landlord reasonably determines; and will be on such terms and conditions as Landlord from time to time reasonably determines sufficient.

15. SERVICES AND UTILITIES.    Provided that Tenant is not in default hereunder, Landlord agrees to furnish to the Premises during reasonable hours of generally recognized business days, to be determined by Landlord in its reasonable discretion, and subject to the rules and regulations of the Building, electricity for normal lighting and normal and customary office machines and equipment, heat and air conditioning required in Landlord's reasonable judgment for the comfortable use and occupation of the Premises, and janitorial service. Landlord shall also provide lighting for the common stairs, common entries and toilet rooms in the Building. Landlord shall not be liable for, and Tenant shall not be entitled to, any reduction in the Rent due hereunder by reason of Landlord's failure to furnish any of the foregoing when such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbances or disputes of any character, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord. Landlord shall not be liable under any circumstances for any loss of or injury to property, however occurring, through or in connection with or incidental to failure to furnish any of the foregoing. Wherever machines or equipment are used in the Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install supplementary air conditioning units in the Premises and the cost thereof, including the cost of installation, and the cost of operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord.

Tenant shall not, without the prior written consent by Landlord, use any apparatus or device in the Premises, including by way of illustration and not limitation, electronic data processing machines, punch card machines and machines using in excess of 120 volts, which will in any way increase the amount of electricity used above that usually furnished or supplied for the use of the Premises as general office space; nor connect any apparatus  or device with electric current lines except through existing electrical outlets in the Premises. If Tenant desires to use water or electric current in excess of that usually furnished or supplied for the use of the Premises as general office space, Tenant shall request the same from Landlord in writing.  Landlord may refuse such request, but such refusal shall not be unreasonable. If such request is granted, Landlord shall cause a separate water meter or electrical current meter to be installed in the Premises to measure the amount of water or electric current consumed. The Tenant agrees to pay promptly upon demand therefor from Landlord, the cost of any such meters and of the installation, maintenance and repair thereof, and the charges for all water and electric current consumed as shown by said meters in excess of the amount consumed in connection with the use of the Premises as general office space, at the rates charged for such services by the utility furnishing the same, plus any additional expense incurred in keeping account of the water and electric current so consumed. If a separate meter is not installed, the Tenant agrees to pay the cost for such excess water and electric current as established by an estimate of the amount of such excess use made by a utility company or electrical engineer selected by Landlord.

If Tenant requires heating, ventilating or air conditioning for the Premises outside of the normal and customary business hours  for the Building (currently Monday through Friday, 7:00 a.m. to 6:00 p.m., and Saturdays, 8:00 a.m. to 4:00 p.m., excluding holidays), then Landlord will furnish the same for the hours specified in a request from Tenant (which request will be made at the time and in the manner reasonably designated by Landlord for such requests from time to time), and for this service Tenant will pay Landlord the hourly rate reasonably determined by Landlord from time to time, which rate may include the cost of service to areas of the Building in addition to the Premises.

15.1INTERRUPTION OF SERVICES.    Except as is set forth herein, no irregularity or stoppage of any of the essential services provided for in Section 15 will create any liability for Landlord (including, without limitation, any liability for damages to Tenant's personal property caused by any such irregularity or stoppage), constitute an actual or constructive eviction or cause any abatement of the Rent payable under this Lease or in any manner or for any purpose relieve Tenant from any of its obligations under this Lease.  Notwithstanding the foregoing, if such services shall be interrupted for a period in excess of seven (7) consecutive days after written notice thereof from Tenant (or after Landlord otherwise becomes aware of such interruption), and (i) Tenant is prevented from using, and does not use the Premises or any portion thereof for seven (7) consecutive days, and (ii) such interruption shall be the result of the negligence or willful misconduct of Landlord or its agents, employees, or contractors, then Base Rent and Additional Rent payable hereunder shall be equitably abated or reduced, as the case may be, from the date of the eighth (8th) consecutive day after such interruption until such interruption shall cease.

16. PROPERTY TAXES.    Tenant shall pay or cause to be paid, before delinquency, any and all taxes levied or assessed during the term hereof or any extension or renewal thereof, upon any or all Tenant's leasehold improvements, equipment, furniture, fixtures and personal property located in the Premises. In the event any or all of Tenant's leasehold improvements, equipment, furniture, fixtures and personal property located in the Premises, shall be assessed and taxed with the Building, Tenant shall pay to Landlord its share of such taxes within thirty (30) days after delivery to Tenant of a written statement by Landlord setting forth the amount of such taxes applicable to Tenant's property.  Landlord shall pay all real property taxes, public charges and assessments assessed or imposed during the Term upon the Building or land on which the Building is located (“Real Property Taxes”); provided, however, that any one-time (as opposed to on-going) special assessment for public improvements having a useful economic life exceeding the remaining Term shall be prorated between Landlord and Tenant using a straight-line method, based on the proportion of that economic life falling within the remaining Term.

17. RULES AND REGULATIONS.    Tenant shall faithfully comply with the rules and regulations attached to and made part of this Office Building Lease as Exhibit "A". Landlord reserves the right from time to time to make reasonable modifications to said rules.  Modifications to such rules shall be binding upon Tenant upon delivery of a copy of them to Tenant. Landlord shall not be responsible to Tenant for the nonperformance of any of said rules by any other Tenants or occupants.

18. HOLDING OVER.  If Tenant remains in possession of the Premises or any part thereof after the expiration of the term hereof or any extension or renewal thereof, without the express prior written consent of Landlord, such occupancy shall be a tenancy from month to month at a rental rate of one hundred fifty percent (150%) of Rent payable during the last year of the Term (or renewal term, if applicable), plus all other charges payable hereunder, and upon all the terms and conditions hereof applicable to a month to month tenancy.  If Landlord provides prior written notice to Tenant that it may incur actual or consequential damages as a result of Tenant's holdover, and Tenant shall fail to surrender the Premises to Landlord within ten (10) business days of such notice, then Tenant shall liable to Landlord for any and all such actual or consequential damages incurred by Landlord.

19. ENTRY BY LANDLORD.    Landlord reserves and shall have the right to enter the Premises at any and all times upon reasonable notice (except in the case of routine maintenance or emergencies), to inspect the same, to supply any service to be provided by Landlord to Tenant hereunder, including janitorial service, to show the Premises to prospective purchasers or tenants, to post notices, and to alter, improve or repair the Premises and any portion of the Building that Landlord may deem necessary or desirable, all without reduction of Rent. For the purpose of alterations, improvements or repairs, Landlord may erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, always providing that the entrance to the Premises shall not be blocked thereby and further providing that the business of the Tenant shall not be interfered with unreasonably. Tenant hereby waives any claim for damages or for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, any other loss occasioned thereby.  For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults, safes and files, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises without liability to Tenant except for any failure to exercise due care for Tenant's property. Any entry to the Premises obtained by Landlord by any of said means shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of the Premises, or an eviction of Tenant from the Premises or any portion thereof.

20. RECONSTRUCTION.   If the Premises or the Building are damaged by fire or other casualty, Landlord will, promptly after learning of such damage, notify Tenant in writing of the time necessary to repair or restore such damage, as estimated by Landlord's architect, engineer or contractor.  If such estimate states that repair or restoration of all of such damage that was caused to the Premises or to any other portion of the Building cannot be completed within 180 days from the date of such damage (or within sixty (60) days from the date of such damage if such damage occurred within the last twelve (12) months of the Term), or if such damage is not insured against by the insurance policies carried by Landlord, then Landlord will have the option to terminate this Lease.  Any option to terminate granted above must be exercised by written notice to the Tenant within ninety (90) days of the date of such casualty or damage.  If the restoration is not substantially completed within two hundred ten (210) days of the date of such casualty or damage, Tenant shall have the option to terminate this Lease by written notice to Landlord within ninety (90) days thereafter.  If either party exercises its option to terminate this Lease, the Term will expire and this Lease will terminate 10 days after notice of termination is delivered; provided, however, that Rent for the period commencing on the date of such damage until the date this Lease terminates will be proportionally abated based upon the reasonable value of any use or occupation of the Premises by Tenant during such period.

If neither party elects to terminate as set forth in the paragraph above, then Landlord agrees to repair the Premises (except for and excluding any Tenant Improvements) to substantially their former condition immediately prior to such casualty or damage at Landlord’s expense, and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate reduction in the Base Rent based on the extent to which the damage and the repair work shall materially interfere with the business carried on by the Tenant in the Premises. If the damage is due to the fault or neglect of Tenant or its employees, there shall be no reduction in Base Rent.

Other than the abatement of Rent as specifically provided for in this Section 20, Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or Tenant's personal property or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration, and Landlord shall have no obligation to repair any damage to, or to make any repairs or replacements of, any panels, decorations, office fixtures, railings, floor coverings, partitions, or any other property installed in the Premises by Tenant.

21. DEFAULT.
(a) The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant:
(1) The vacating (unless Tenant continues to pay Rent, in which case Tenant will not be in default hereunder) or abandonment of the Premises by Tenant.

(2) The failure by Tenant to make any payment of Rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of five (5)  business days after written notice thereof by Landlord to Tenant;

provided however, that if Tenant’s failure to pay Rent requires Landlord to give more than two (2) such notices in any twelve (12) month period or more than five (5) such notices during the Term, then any subsequent such failure to pay that continues for five (5) days after the same is first due shall be a default hereunder without further notice from Landlord.

(3) The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant  (other than failure to pay Rent or other charges as described in subsection (a)(2) above), where such failure shall continue for a period of thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30) day period and thereafter diligently pursues such cure to completion.

(4) The making by Tenant of any general assignment or general arrangement for the benefit of creditors; or the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days; or the appointment of a trustee or a receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged in thirty (30) days.

(b) Subject to the terms and provisions below, should Landlord fail to perform any term or covenant under this Lease (each, a “Landlord Default”) and if any such Landlord Default is not cured and continues for thirty (30) days following written notice by Tenant to Landlord of such Landlord Default (unless such default is not reasonably capable of being cured within such expressed period and Landlord is diligently prosecuting such cure to completion), then Tenant shall have all remedies expressly available to it pursuant to this Lease and all available remedies at law or in equity.

(c) If the holder of record of any mortgage covering the Premises has given prior written notice to Tenant that it is the holder of a mortgage and that such notice includes the address at which notices to such holder are to be sent, then Tenant agrees to give the holder of record of such mortgage notice simultaneously with any notice given under this Section 20(b) to Landlord to correct any default of Landlord and agrees that the holder of record of such mortgage shall have the right, within sixty (60) days (or such additional time as is reasonably required to correct any default) after receipt of said notice, to correct or remedy such default before Tenant may take any action under this Lease by reason of such default. Any notice of default given Landlord shall be null and void unless simultaneous notice has been given to said mortgagee.

22. REMEDIES IN DEFAULT.    No default or breach by the Landlord shall relieve Tenant of Tenant's liabilities and obligations under this Lease whether or not the Premises shall be relet. In the event of any default or breach by Tenant, Landlord may, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any other right or remedy which Landlord may have by reason of such default or breach:

(a) Terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages it may incur by reason of Tenant's default including, but not limited to, the cost of recovering possession of the Premises, expenses of reletting, including reasonably necessary renovation and alteration of the Premises, reasonable attorneys' fees, any real estate commission actually paid, the difference between the Base Rent and Additional Rent reserved in this Lease from the date of such default or breach to the date of the expiration of the term hereof as renewed and extended and the then fair and reasonable rental value of the Premises for the same period, and that portion of the leasing commission paid by Landlord and applicable to the unexpired term of this Lease, all of which amount shall be immediately due and payable from Tenant to Landlord. Unpaid installments of Rent or other sums shall bear interest from the date due at the rate of eighteen percent (18%) per annum.

(b) Landlord, as agent for Tenant, may immediately re-enter the Premises and take possession thereof and all permanent improvements thereon and remove or put out Tenant or any other persons who may be thereon by force, summary action or otherwise together with all personal property found therein and such property may be stored in a public warehouse or elsewhere at the cost of and for the account of Tenant, all without service or notice and make such alterations and repairs as may be necessary in order to relet the Premises, and relet the Premises or any part thereof, for such term or terms (which may be greater or less than the period which would otherwise have constituted  the balance of the term of this Lease) and at such rent or rentals and upon such other terms and conditions as Landlord, in its sole discretion, may deem advisable; upon each such reletting, all rentals received by Landlord from such reletting shall be applied, first to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord, second, to the payment of any costs and expenses of such reletting, including brokerage fees and attorneys' fees and of costs of such alterations and repairs, third, to the payment of Rent due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied in payment of future Rent or damage as the same may become due and payable hereunder. If such rentals received from such reletting during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord, the same to be calculated and paid monthly, along with interest at eighteen percent (18%) per annum until paid in full. No such re-entry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. If Tenant shall, after default, voluntarily give up possession to Landlord, deliver to Landlord the keys to the Premises, or both, such actions shall be deemed to be in compliance with Landlord's rights and the acceptance thereof by Landlord shall not be deemed to constitute a surrender of the leased Premises. Notwithstanding any such reletting without termination, Landlord may, at any time thereafter, elect to terminate this Lease for such previous breach. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of Tenant's default, as provided in subparagraph (a) hereof.

Notwithstanding anything set forth in Section 28(k) of this Lease to the contrary, if Landlord shall bring suit for recovery of possession of the Premises, for the recovery of Rent, damages or other amount due under the provisions of this Lease, or because of the breach of any other covenant herein contained on the part of Tenant to be kept or performed, then Tenant shall pay to Landlord all expenses incurred therefor, including reasonable attorneys' fees.   Landlord shall not be obligated to notify Tenant of the due date of Rent nor demand payment thereof on its due date, the same being expressly waived by Tenant. The acceptance of any sums of money from Tenant after the expiration of any notice and cure period as provided above shall be taken to be a payment on account by Tenant and shall not constitute a waiver by Landlord of any rights, nor shall it reinstate the Lease or cure a default on the part of Tenant.

23. EMINENT DOMAIN.    If all or any part of the Premises or the Building of which it is a part is taken or condemned (both and either of which terms includes within their meaning a conveyance in lieu of condemnation upon the threat thereof by competent authority for any public use or purpose), then Landlord shall have the option for thirty (30) days following such taking to terminate this Lease if Landlord, in its sole discretion, deems repair or restoration commercially unfeasible or not in its best interest. If a part of the Premises, Building or land upon which the Building is located is taken or condemned and the remaining portions of the Premises, Building or land upon which the Building is located are unsuitable for the purposes of Tenant's original occupancy, then Tenant shall have the option for thirty (30) days following such taking to terminate this Lease. Any such termination is to be effective as of the date of the taking. In the event this Lease is not so terminated, then this Lease shall remain in full force and effect but Landlord shall promptly restore the Premises to a condition reasonably comparable to its condition immediately prior to such taking (less the portion lost in the taking). During any period of restoration and after such taking, Rent payable hereunder shall be reduced in proportion to the reduction in the net rentable square footage of the Premises occasioned by such restoration and taking. Except as herein otherwise specifically provided, Landlord shall be entitled to all awards and process payable by reason of such taking, whether whole or partial, as damages or otherwise. Tenant hereby expressly waives any right or claim to any part thereof and assigns to Landlord its interest therein, provided, however, that where such taking results in a termination of this Lease pursuant to this paragraph, then Tenant shall be entitled to that portion, if any, of an award made to or for the benefit of Tenant specifically for the loss of Tenant's business, or depreciation to and cost of removal of trade fixtures owned by Tenant which Tenant is entitled to remove, its unamortized leasehold improvements and other damages recoverable under applicable laws. Tenant shall have no claim against Landlord, the condemning authority or the award for the value of the unexpired term of this Lease.

24. ESTOPPEL STATEMENT.    Tenant shall at any time and from time to time upon not less than ten (10) days' prior written request from Landlord execute, acknowledge and deliver to Landlord an estoppel statement in writing, certifying each of the following: (a) the Commencement Date and Expiration Date; (b) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification); (c) the date, if any, through which Base Rent, Additional Rent and any other charges payable have been paid; (d) that no default by Landlord or Tenant exists which has not been cured, except as to defaults stated in such certificate; (e) that Tenant has no existing defenses or set-offs to enforcement of this Lease, except as specifically stated in such certificate; (f) that Tenant has accepted the Premises and that all improvements required to be made to the Premises by Landlord have been completed according to this Lease; (g) that, except as specifically stated in such certificate, Tenant, and only Tenant, currently occupies the Premises; and (h) such other matters as may be reasonably requested by Landlord. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part.

25. PARKING.Landlord grants Tenant the right to use Parking Spaces described in Section 1(k) above for the temporary or daily parking of automobiles or similarly sized light trucks or utility vehicles during the Term of this Lease.  Tenant's rights to use the Parking Spaces and the Building's parking facilities in which they are located are nonexclusive, will be deemed a license only and are conditioned upon this Lease being in full force and effect and there being no default under this Lease.  Tenant will not abuse its privileges with respect to the Parking Spaces and will use the same and the Building's parking facilities in accordance with Landlord's reasonable directions, including any reasonable rules and regulations adopted by Landlord with respect to such use and any signage posted in the parking facilities for the Building.  In no event will Tenant use more than the number of Tenant's Parking Spaces in the Building's parking facilities for the parking of vehicles by Tenant or any of its agents or employees.  However, Tenant's invitees may use any visitor parking spaces available in the Building's parking facilities on an occasional and reasonable basis.  Landlord's inability to make any of the Parking Spaces available at any time during the Term for reasons beyond Landlord's control will not be deemed a default by Landlord giving rise to any claim by Tenant.  Provided Landlord maintains a parking ratio of 4.0 spaces er 1,000 rentable square feet, Landlord reserves the right (but will have no obligation) from time to time to change the number, size, location, shape or arrangement of the Building's parking facilities, designate visitor, handicapped, reserved or loading areas and change the level or grade of parking; provided that such modifications do not materially and permanently affect Tenant’s access to the Premises.  Landlord will have no liability to Tenant with respect to Tenant's use of the Parking Spaces, including any liability for any property that is lost, stolen, damaged or destroyed as a result of or in connection with such use.

26. Intentionally deleted.

27. ORGANIZATIONAL AUTHORITY    If Landlord or Tenant is a corporation, partnership, limited liability company, or other entity, each individual executing this Lease on behalf of said organization hereby represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said entity, in accordance with duly adopted resolutions of the entity and in accordance with such entity’s organizational documents and/or by-laws, and that this Lease is binding upon said entity in accordance with its terms.

28. GENERAL PROVISIONS.

(a)Plats and Riders. Clauses, plats, maps, schedules and riders, if any, signed by the Landlord and the Tenant and endorsed on or affixed to this Lease are hereby fully incorporated herein as though more fully made a part hereof.

(b)Waiver.   The waiver by Landlord of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition on any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease.

(c)Notices.  All notices and demands which may or are to be required or permitted to be given by either party to the other hereunder shall be in writing and (i) sent by registered or certified mail, return receipt requested, postage prepaid or (ii) delivered by hand, or (iii) sent by overnight courier such as Federal Express.   All notices and demands by the Landlord to the Tenant shall be addressed to the Tenant at the Premises, Attn: General Counsel, or to such other place as Tenant may from time to time designate in writing to the Landlord.  All notices to Landlord from Tenant shall be addressed to Academy 1740, Inc., c/o American Academy of Family Physicians, 11400 Tomahawk Creek Parkway, Leawood, KS  66211,  Attn: General Counsel or to such other place as Landlord may from time to time designate in written notice to the Tenant.

(d)Joint Obligation.  If there be more than one Tenant, the obligations hereunder imposed upon Tenants shall be joint and several.

(e)Marginal Headings. The marginal headings and Section titles to the various provisions of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

(f)Time. Time is of the essence of this Lease and each and all of its provisions in which performance is a factor.

(g)Recording.  Tenant will not record this Lease, or a short form memorandum, without Landlord's written consent and any such recording without Landlord's written consent will be a default.  Tenant agrees to keep the Lease terms, provisions and conditions confidential and will not disclose them to any other person without Landlord's prior written consent.  However, Tenant may (i) disclose Lease terms, provisions and conditions to Tenant's legal and business advisors without such prior consent, provided that such legal and business advisors shall also agree to keep such terms, provisions and conditions confidential and (ii) file the Lease, in its entirety, with the Securities and Exchange Commission, or disclose the Lease or terms thereof, as required by law.

(h)Quiet Possession. Upon Tenant paying the Rent reserved hereunder  and observing and performing all of the covenants, conditions and provisions on Tenant's part  to  be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof, subject to all provisions of this Lease.

(i)Prior Agreements. This Lease contains all of the agreements of the parties hereto with respect to any matter in connection with the Lease of the Premises and Tenant's use of the Premises, the Building and the property upon which the building is located, and no prior agreements or understandings pertaining to any such matters shall be effective for any purpose. No provisions of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. This Lease shall not be effective or binding on any party until fully executed by both parties hereto.

(j) Inability to Perform.  Whenever a day is appointed herein on which, or a period of time is appointed within which, either party hereto is required to do or complete any act, matter or thing, the time for the doing or completion thereof shall be extended by a period of time equal to the number of days on or during which such party is prevented from, or is interfered with, the doing or completion of such act, matter or thing because of strikes, lock-outs, embargoes, unavailability of labor or materials, wars, insurrections, rebellions, civil disorder, declaration of national emergencies, acts of God or other causes beyond such party’s reasonable control.

(k) Attorneys' Fees. In the event of any action or proceeding brought by either party against the other under this Lease, the prevailing party shall be entitled to recover all costs and expenses including the fees of its attorneys in such action or proceeding in such amount as the court may adjudge reasonable.

(l) Vesting of Landlord's Title to Another. In the event title to the Building and the property upon which the Building is located becomes vested in a party other than Landlord, whether by sale, exchange or otherwise, Landlord's duties, obligations and liabilities to Tenant under this Lease shall terminate as of the date title becomes vested in such other party. Tenant agrees to attorn to any purchaser or assignee.

(m) Subordination and Attornment. Tenant hereby subordinates all of Tenant's rights, title and interest under this Lease to the lien of any existing and all future mortgages and deeds of trust on 19 the Building and the property upon which it is located, as well as any extensions, amendments or modifications to such mortgages or other deed of trusts. Tenant agrees to execute and deliver promptly such agreements and other documents as Landlord may request from time to time to confirm and acknowledge the foregoing subordination agreement and Tenant hereby appoints Landlord as Tenant's agent and attorney-in-fact to execute and deliver all such agreements and other documents for and on behalf of Tenant.  In the event the lien of any such mortgage or deed of trust is foreclosed or title to said property is conveyed in lieu of foreclosure, Tenant hereby agrees to attorn to the purchaser of the property at any foreclosure sale and the grantee of any such deed and to confirm this Lease and recognize such purchaser or grantee as the Landlord hereunder.

Landlord hereby agrees to use commercially reasonable efforts to obtain from any lender holding a mortgage on the Building (a "Lender") a non-disturbance agreement for Tenant in form and substance reasonably acceptable to Tenant.  In no event shall Landlord's failure to secure such a non-disturbance agreement constitute a default under this Lease or be a condition to precedent to performance of Tenant's obligations under this Section 28(m).

(n) Name. Tenant shall not use the name of the Building or of the development in which the Building is situated for any purpose other than as an address of the business to be conducted by the Tenant in the Premises.

(o) Severability.  Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof  and  such  other provision shall remain in full force and effect.

(p) Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.
(q) Choice of Law. This Lease shall be governed by the laws of the state in which the Premises are located.
(r) Signs and Auctions. Tenant shall not place any sign upon the Premises or Building or conduct any auction thereon without Landlord's prior written consent.

(s) No Access to Roof.  Except as otherwise provided in Section 34, Tenant shall have no right of access to the roof of the Premises or the Building and shall not install, repair or replace any aerial, fan, air conditioner or other device on the roof of the Building without the prior written consent of Landlord. Any aerial, fan, air conditioner  or  device  installed  with  such  written  consent  shall  be  maintained  by  Tenant in good condition and repair and shall be subject to removal by Landlord, at Tenant's expense, without notice, at any time. Tenant shall also be responsible for reimbursing Landlord for any repairs and restoration to the roof or Building resulting from the installation or removal of such items on the roof.

(t) Landlord's Liability. Tenant agrees to look solely to the estate and interest of Landlord in the Building for the collection of any judgment or other judicial process requiring the payment of money by Landlord in the event of a default or breach by Landlord with respect to this Lease, and no other assets of Landlord shall be subject to levy of execution or other procedures for the satisfaction of Tenant's rights.  Landlord's review, supervision, commenting on or approval of any aspect of work to be done by or for Tenant under this Lease are solely for Landlord's protection and, except as expressly provided, create no warranties or duties to Tenant or to third parties.

(u) Invoices.  Any bills or invoices given by Landlord to Tenant will be sent to Tenant's notice address as described in Section 28(c) above.  If Tenant fails to give Landlord specific written notice of its objections within ninety (90) days after receipt of any bill or invoice from Landlord, such bill or invoice will be deemed true and correct and Tenant may not later question the validity of such bill or invoice or the underlying information or computations used to determine the amount stated.

(v) Only Landlord/Tenant Relationship.  Landlord and Tenant agree that no provision of this Lease nor any act of the parties will be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

(w) Counterparts.  This Lease may be executed in any number of counterparts, via electronic transmission or otherwise, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

(x) Incorporation of Exhibits. This Lease is subject to the provisions of the attached Exhibits A-E inclusive, which exhibits are hereby made a part of this Lease.

(y) Landlord’s Lien.  To the maximum extent permitted by applicable Laws, Landlord hereby waives any rights which Landlord may have, as to any of Tenant’s furniture, fixtures, equipment, personal property, improvements and alterations, in the nature of a landlord’s lien, security interest or otherwise and further waives the right to enforce any such lien or security interest; provided, however, that the waiver described herein shall not apply to any of the FF&E (as defined in Section 36), which shall remain the property of Landlord during and after the Term.

29. TENANT IMPROVEMENTS.    The parties hereby agree that the initial improvements to the Premises and/or improvement allowances, if any, shall be constructed as set forth on Exhibit "C", attached hereto and incorporated as though more fully set forth herein.

30. BROKER REPRESENTATION.Landlord and Tenant represent and warrant that no broker or agent negotiated or was instrumental in negotiating or consummating this Lease except the Brokers set forth in Section 1(i).  Neither party knows of any other real estate broker or agent who is or might be entitled to a commission, finder's fee or other compensation in connection with this Lease.  Landlord will pay all fees, commissions or other compensation payable to Landlord's Broker(s) and Landlord’s Broker shall pay to Tenant’s Broker(s), if any, the respective share of such fees, commissions or other compensation due and owing to Tenant’s Broker(s) pursuant to a separate agreement between Landlord’s Broker(s) and Tenant’s Broker(s), if any.  Tenant will indemnify and hold Landlord harmless from all damages paid or incurred by Landlord resulting from any claims by brokers or agents claiming through Tenant.  Landlord will indemnify and hold Tenant harmless from all damages paid or incurred by Tenant resulting from any claims by brokers or agents claiming through Landlord.

31. RENEWAL OPTION.  Tenant is hereby given the option to further extend and renew this Lease (the "Renewal Option") for (2) additional consecutive terms of five (5) years each (the "Renewal Term(s)") upon the same terms and conditions as the initial Term of this Lease, except as otherwise set forth herein.  In order to exercise the Renewal Option for the Renewal Terms, Tenant must submit written notice to Landlord of its desire to renew no later than nine (9) full calendar months prior to the Expiration Date, and (if applicable) the end of the first Renewal Term, respectively ("Tenant's Renewal Notice").  Tenant's Renewal Option hereunder shall be voidable if any default beyond any applicable notice and cure period of the terms and conditions of this Lease exists either at the time Tenant delivers the notice of its exercise described above or prior to the commencement of the Renewal Term(s).  Any termination of this Lease prior to the Expiration Date will serve to immediately and automatically terminate Tenant's Renewal Option hereunder.  Any assignment or sublet of Tenant's rights in the Lease pursuant to Section 11 of the Lease shall terminate the Renewal Option described herein; provided, however that a Permitted Transfer shall not trigger such termination.  During any Renewal Term(s), all of the terms and provisions of this Lease shall apply, except that during the Renewal Term(s), the Base Rent shall be adjusted to Market Rent (as defined below) as follows:

(a)On or before that date which is eight (8) months prior to Expiration Date, or (if applicable) the end of the first Renewal Term, respectively, Landlord shall advise Tenant in writing of the monthly Base Rent for the Renewal Term, which proposed Base Rent shall be reasonably consistent with Market Rent for the Premises.  Within twenty (20) days after receipt of Landlord's notice of the monthly Base Rent, Tenant may advise Landlord in writing of its acceptance or rejection of the same.  Failure of Tenant to advise Landlord within said twenty (20) day period shall be deemed acceptance by Tenant of Landlord's proposed Base Rent.   If Tenant rejects the monthly Base Rent which Landlord provided in its notice to Tenant, then Landlord and Tenant shall have thirty (30) additional days to mutually agree upon the monthly Base Rent which will be applicable during the Renewal Term, and if the parties have not mutually agreed upon Base Rent for the Renewal Term, then this Renewal Option shall be of no further force and effect.

(b)For purposes hereof, the parties hereby agree that "Market Rent" shall mean the prevailing market rent for the Premises based on office space of comparable size and quality to the Premises in comparable buildings in comparable locations in the same city or metropolitan area as the Premises.

32. RIGHT OF FIRST OFFER.  Provided that Tenant is not, and has not been, in default beyond any applicable notice and cure period under any of the terms and provisions of this Lease, Tenant shall have a continuing right of first offer to lease any of (i) the contiguous space on the third (3rd) floor of the Building; and/or (ii) any space on the second (2nd) floor of the Building; and/or (iii) that certain space on the fifth  (5th) floor of the Building currently leased and occupied by the Society of Teachers of Family Medicine as shown on the floor plan attached hereto as Exhibit “E”  (jointly and severally, the "Right of First Offer Space"), if and to the extent that such Right of First Offer Space becomes available subsequent to the Effective Date hereof, which rights shall be subject and subordinate to (x) any right previously granted to any other tenants in the Building, (y) Landlord's right to renew any existing third-party tenant’s lease and/or relocate any existing third-party tenant, and (z) Landlord's right to occupy such space itself and/or lease such space to any parent or affiliate of Landlord (collectively, a "Related Party"), and the right of any Related Party to sublease such space to a third-party.  Such Right of First Offer shall be in accordance with the following terms and provisions:

(a)Tenant shall have the right to lease the Right of First Offer Space for the remainder of Tenant's Term, including applicable extensions thereof, at such time as the Right of First Offer Space becomes available after any current third-party occupant physically vacates such space and surrenders possession thereof to Landlord and such space is then available to Landlord for leasing.  Landlord shall notify Tenant in writing of the availability of such Right of First Offer Space, and the annual Base Rent proposed by Landlord for such Right of First Offer Space – which Base Rent shall not, in any event, be less than the rate of Base Rent paid by Tenant for the Premises at such time.  In addition, if such Right of First Offer Space becomes available during the first eighteen (18) months of the Term, then (x) such proposed Base Rent shall not exceed the amount then currently being paid by Tenant and (y) Landlord shall offer Tenant an Allowance for Tenant Improvements on the same terms and conditions as described in Exhibit

C; provided however, that the amount of the Allowance shall be prorated to the time remaining in the Term.  By way of example only, if Tenant exercises the Right of First Offer described in this paragraph in the 12th month of the Term, the amount of the Allowance will be $18.15 psf (12/62 is 80.65% and 80.65% of $22.50 is $18.15).  Landlord shall provide such notice to Tenant, at Landlord's option, either (i) when Landlord believes such space may first become available, or (ii) when such space actually is available for leasing, but in either event prior to leasing such space to a party other than the then tenant.  The rights granted hereunder shall not limit or restrict Landlord's right or option to negotiate a lease extension or renewal with the existing occupants of the Right of First Offer Space, if any, either before or after Landlord gives notice to Tenant of the anticipated availability of such space.  Within fifteen (15) days after Landlord's notice of the availability or anticipated availability of any portion of the Right of First Offer Space, together with the proposed Base Rent, Tenant shall advise Landlord in writing of its acceptance or rejection of the right to lease the Right of First Offer Space.  Failure of Tenant to advise Landlord within said fifteen (15) day period shall render this Right of First Offer void and of no further force or effect for such space.  If Tenant advises Landlord that Tenant desires to lease the Right of First Offer Space but rejects the proposed Base Rent which Landlord provided in its notice to Tenant, then Landlord and Tenant shall have fifteen (15) additional days to mutually agree upon the Base Rent which would be applicable to the Right of First Offer Space.  If, within such time, Landlord and Tenant cannot mutually agree upon the Base Rent for the applicable space, then this option shall be void and of no further force or effect.  Should any Right of First Offer Space as set forth herein become available again tduring the Term or any extension thereof, Landlord shall offer the Right of First Offer Space to the Tenant on the same terms and conditions noted above.

(b)If Tenant fails to exercise its right to lease any Right of First Offer Space as set forth herein, such right shall be void and of no effect, and Landlord may proceed to lease such space to any affiliate of Landlord or any third-party tenant under terms and conditions acceptable to Landlord, including a Base Rent and other terms which may be different from those set forth in Landlord's notice to Tenant; provided however that terms provided to such other party shall be no less favorable to Landlord than those proposed to Tenant unless Landlord again offers the Right of First Offer Space to Tenant on such other terms pursuant to the terms and conditions of this Section.    If Landlord gives any notice to Tenant pursuant to this Section prior to the actual availability of such space, and if Tenant exercises its right to lease such space, Landlord shall have no liability hereunder to Tenant if, for any reason, such space is not actually vacated or made available because the existing occupant, if any, fails or refuses to surrender possession of such space to Landlord as anticipated by Landlord.

(c)Tenant may not exercise its Right of First Offer to lease less than all of the Right of First Offer Space offered in the notice from Landlord.  If Tenant exercises its right to lease the Right of First Offer Space in accordance with the terms and conditions set forth in this Section, Landlord shall promptly deliver to Tenant an amendment to this Lease to include the Right of First Offer Space in the Premises (referred to herein as a "Right of First Offer Space Lease"), which Right of First Offer Space Lease Tenant shall execute and deliver within ten (10)  business days after receiving the same from Landlord.

(d)This Right of First Offer and all of Tenant's rights and Landlord's obligations under this Section shall immediately cease and terminate if Tenant assigns its rights under this Lease or sublets all or any part of the Premises; provided, however, that this provision shall not apply to any Permitted Transfer as defined in Section 11.

33. INTENTIONALLY DELETED.

34. TENANT'S TERMINATION RIGHT. Notwithstanding any other provisions of this 23

Lease to the contrary and provided that Tenant is not in Default of any of the terms and conditions of this Lease beyond any applicable notice and cure period, Tenant shall have a one-time right to terminate this Lease as set forth herein.  Tenant may elect to terminate this Lease by giving Landlord written notice of its election to terminate on or before the first day of the twenty-seventh  (27th) full calendar month to commence during the Term, in which event this Lease shall terminate effective as of the last day of the thirty-sixth (36th) full calendar month to commence during the Term as though that was the designated termination date hereunder.  In the event Tenant exercises this cancellation option, Tenant shall pay to Landlord a termination fee (the "Termination Fee") consisting of an amount equal to (i) $145,521.72 which is the equivalent of four (4) months of Base Rent, plus (ii) the unamortized costs of Landlord's total capital expenses and leasing concessions pertaining to this Lease, at a rate of 7% per annum, including without limitation, any real estate brokerage commissions and finder's fees, legal fees, any tenant allowances, space planning allowances or costs (including any "test fit" costs), abated rent periods or other leasing incentives.  Tenant shall deliver payment of the Termination Fee to Landlord either (a) simultaneously with the notice of its election to terminate as set forth herein (if the amount of the Termination Fee has been provided to Tenant prior to Tenant's notice to terminate), or (b) within 30 days after Landlord provides written notice of the amount of the Termination Fee (if the amount of such Termination Fee has not previously been provided to Tenant), and Tenant's notice of termination shall be effective only upon Landlord’s receipt of the Termination Fee.  Failure of Tenant to pay the Termination Fee in full within the time frame herein designated shall render this right null and void, and this Lease shall continue in full force and effect for the balance of the Term as otherwise herein provided.

35. SATELLITE DISH.  At any time during the Lease Term, Tenant shall have the right and option to elect to install one satellite dish (the "Dish") of not to exceed 24 inches in diameter, to service the Premises, provided Tenant fully complies with the provisions of this Section.  The term "Dish" as hereafter used in this section shall include the dish, the required screening, all related equipment, antennas or other communication devices and the related cable connecting the Dish to the Premises.  If Tenant desires to install a Dish, Tenant shall so advise Landlord in writing.  Within ten (10) days after such notice form Tenant, Landlord shall advise Tenant where such Dish may be installed.  At Landlord’s option, such Dish shall be installed either on the roof of the Building or in any other location reasonably near the Building as designated by Landlord.  Landlord and Tenant shall cooperate to develop mutually acceptable plans and specifications for the installation of such Dish, which shall include reasonable screening, as well as lightning and surge protection if the Dish is installed on a building with such a system in place.  If the Dish is installed in a building which at the time of installation does not have a lightning and surge protection system in place, but Landlord thereafter elects to install such a system, Tenant shall pay all costs of adding the lightning and surge protection system to the Dish installation.  Lightning and surge protection must be installed by a contractor reasonably approved by Landlord. Any location designated by Landlord shall permit access for servicing and shall permit the Dish to receive and send the desired satellite transmissions to and from the Premises via a cable connection.  Tenant shall pay all costs incurred to design and install the Dish, pursuant to plans and specifications approved by Landlord.  Prior to commencement of the installation of the Dish or any portion thereof, any required building and other permits shall be obtained by Tenant and posted as required by applicable governmental requirements.  Tenant shall also secure at no cost to Landlord, all licenses required for ownership, operation and use of the Dish, including, without limitation, any required specialty licenses.  No penetrations of the roof or exterior walls of the Building will be permitted.  Once the Dish is installed, Tenant shall pay all costs incurred to maintain the Dish in an appropriate manner.  Tenant shall have the right and option to replace such Dish from time to time, at Tenant’s cost, but always in compliance with plans and specifications approved by Landlord.  Upon expiration of the Term, at Landlord’s option, Tenant shall forthwith remove the Dish, including but not limited to the cable and Tenant shall restore the Building or other alternative site to its original condition solely at Tenant’s cost.  Tenant shall pay for all costs incurred to repair all damage occurring to the Building or alternative site as a result of the installation, maintenance, removal or replacement of any such Dish.  Upon reasonable actual notice, Tenant, its agents, servants and employees shall have reasonable access to the Building roof or such alternative site as may be necessary to install, maintain, repair, service, and replace the Dish so that it can be maintained for its intended uses.  Tenant shall maintain the Dish in good repair and in a sightly condition at all times.  Landlord shall have the absolute right to dictate the color of any Dish so long as the color selected does not adversely affect the operation of the Dish.  Landlord reserves the right upon not less than fourteen (14) days’ notice to Tenant, to require or cause the Dish to be relocated either permanently or temporarily to a location designated by Landlord, either on the roof of the Building or in any other location, all at Tenant’s cost, so long as said relocation(s) allows the Dish to perform its intended function.  Tenant agrees that during any said relocation(s), reception from the Dish may be interrupted as necessary to facilitate such relocation and reinstallation, and Tenant hereby waives all damages resulting from such interruption of Dish operation.  Tenant hereby indemnifies and agrees to hold Landlord, its agents, servants and employees harmless, including but not limited to reasonable attorney’s fees, for any injury to person or damage to property directly or indirectly resulting from or caused as alleged to be caused by the ownership, installation, operation, servicing, repairing, replacement or removal of the Dish, any related equipment, and interference with other tenants computer installations or communications equipment or systems, or dish, and in addition, Tenant hereby releases Landlord, its agents, servants and employees from all liability of every kind and type relating to any injury to person or damage to property, including but not limited to interference with Tenant’s Dish, and related equipment resulting from or caused by any other communication installation, operation, servicing, repair, replacement or removal.

36. FURNITURE.   Reference is hereby made to certain furniture and equipment within certain portions of the Premises that will be surrendered with the Premises upon the vacation of the Premises by the previous tenant (the "FF&E"), which FF&E is more particularly described on Exhibit "D" attached hereto. The parties hereby agree as follows:

(a)prior to the Delivery Date, Landlord shall remove the following FF&E from the Premises: all plants, break room appliances, certain whiteboards and all audio/visual equipment (except for that certain audio/visual equipment in the training room and the executive conference room).

(b)Except as described in subsection (a) above, Landlord hereby agrees that Tenant may, but shall not be obligated, to use all or any portion of the FF&E that it elects to use in the Premises at no rent or additional charge in Tenant's sole discretion.  If Tenant shall elect to not use any portion of the FF&E that is not removed pursuant to subsection (a) above (the "Rejected FF&E"),  then Tenant shall notify Landlord of such Rejected FF&E in writing on or before that date which is fifteen (15) days prior to the Commencement Date, in which case Landlord shall remove such Rejected FF&E from the Premises prior to the Commencement Date.  All FF&E which is not removed by Landlord pursuant to subsection (a) or identified as Rejected FF&E by Tenant shall remain in the Premises and shall be deemed to be "Leased FF&E" hereunder.

(c)Tenant shall have the right to use and enjoy any such Leased FF&E during the Term of this Lease.  However, Tenant hereby understands and agrees that Tenant is taking any such Leased FF&E from Landlord in "as is, where is" condition with all faults and that Landlord is not making any representations or warranties to Tenant of any kind in connection with said FF&E.

(d)During the Term, Tenant understands and agrees that all of the FF&E, including the

Leased FF&E shall remain the property of Landlord and that Tenant shall only be entitled to a possessory interest in the Leased FF&E.  At the end of the Term, Tenant shall deliver the Leased FF&E back to Landlord in good condition and repair, normal wear and tear excepted.  Provided it remains in compliance with all applicable codes, Tenant is not required to obtain any approval from Landlord in order to move and rearrange any of the Leased FF&E during the Term; provided however that if Tenant plans to make any modifications to the Leased FF&E, Tenant will present these proposed modifications to Landlord for approval.  Tenant will not make any such modifications without such approval.  Tenant shall not be required to undo any modifications approved by Landlord when the Leased FF&E is surrendered at the end of the Term.

IN WITNESS WHEREOF the parties hereto have executed this Lease as of the date first appearing above.

LANDLORD:TENANT:

ACADEMY 1740, INC.ARATANA THERAPEUTICS, INC.

By: __/s/ Dale L. Culver__________________	By: ___/s/ Steven St. Peter________________
Name: __Dale L. Culver__________________	Name: ___Steven St. Peter________________
Title: ___Treasurer______________________	Title: ____President and CEO_____________
Date: ___October 8, 2015_________________	Date: ____October 8, 2015________________

EXHIBIT "A" TO OFFICE BUILDING LEASE

RULES AND REGULATIONS ATTACHED TO

AND MADE PART OF THIS LEASE

1. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may in Landlord's judgment appear unsightly from outside the premises or the Building. Landlord shall furnish and install building standard window blinds at all exterior windows.  Tenant will not coat or sunscreen the interior or exterior of any windows without Landlord's express written consent.

2. The sidewalks, passages, exits, loading docks and entrances shall not be obstructed by Tenant or used by Tenant for any purpose other than for ingress to and egress from the Premises. The passages, exits, entrances and roof are not for the use of the general public and the Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the reasonable judgment of Landlord, shall in any way jeopardize the safety, character, reputation and interests of the Building. Except as otherwise provided herein, neither Tenant nor any employees or invitees of any Tenant shall be allowed upon the roof of the Building at any time.

3. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein.  Tenant shall be responsible for, and pay for any breakage, stoppage or damage to such facilities, if and to the extent the same are caused by Tenant or its employees or invitees.

4. Tenant shall not cause any unnecessary janitorial labor or services by reason of Tenant's carelessness or indifference to the good order and cleanliness of the Building.

5. Tenant shall not allow cooking, or the preparation or warming of food in the Premises, nor shall Tenant permit food to be brought into the Premises for consumption therein (excluding the warming of coffee and individual or catered lunches of employees and invitees) except by express permission of Landlord.

6. Smoking is strictly forbidden in the Building, near the entrances of the Building and on all of Landlord’s property surrounding the Building.  Tenant shall not allow any of its employees or invitees to smoke cigarettes, cigars, tobacco products, vapor-based smoking products, or other so-called electronic cigarettes in the Building, near the entrances of the Building or anywhere on Landlord’s property surrounding the Building.

7. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord.  Tenant will not waste utility services and shall cooperate fully with Landlord to assure the most effective operation of the Building's HVAC system and Tenant shall refrain from attempting to adjust any heat or air conditioning controls other than room or system thermostats installed within the Premises for Tenant's use.

8. Landlord shall have sole power to direct electricians as to where and how telephone and 28 other wires are to be introduced. No boring or cutting for wires will be allowed without the consent of Landlord which consent shall not be unreasonably withheld. The location of telephone, call boxes and other office equipment affixed to the Premises shall be subject to reasonable approval of Landlord.

9. Upon the termination of the tenancy, Tenant shall deliver to the Landlord all keys  or electronic key cards and passes for offices, rooms, parking lot and toilet rooms which shall have been furnished Tenant. In the event of loss of any keys or electronic key cards so furnished, Tenant shall pay the Landlord therefor.  Tenant shall not make or cause to be made any such keys or electronic key cards and shall order all such keys or electronic key cards solely from Landlord and shall pay Landlord for any additional such keys or electronic key cards over and above the keys furnished by Landlord at occupancy.

10. Tenant shall not install linoleum, tile, carpet or other floor coverings on the floor of the Premises in any manner except as approved by the Landlord which approval shall not be unreasonably withheld, conditioned or delayed.

11. Tenant shall cause all doors to the Premises to be closed and securely locked before leaving the Building at the end of the day.

12. Without the prior written consent of Landlord, which consent shall not be unreasonably withheld, Tenant shall not use the name of the Building or any picture of the Building in connection with or in promoting or advertising the business of Tenant except Tenant may use the address of the Building as the address of its business.

13. Peddlers, solicitors and beggars shall be reported to the office of the Building or as Landlord otherwise requests.

14. Tenant shall not advertise the business, profession or activities of Tenant conducted in the Building in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining to such business, profession or activities.

15. Tenant shall not allow any animals or pets other than service dogs for disabled persons, to be brought into, or to remain in the Building or any part thereof.

16. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to Premises closed and secured.

17. Tenant acknowledges that Building security problems may occur which may require the employment of extreme security measures in the day-to-day operation of the Building. Landlord may, but is not required to take any of the security measures set forth herein, and Tenant hereby understands and agrees that Landlord shall not be liable to Tenant in any way for the security of its Premises or of the Building.  Without limiting the generality of the foregoing:

(a) Landlord may at any time, or from time to time, or for regularly scheduled time periods, as deemed advisable by Landlord and/or its agents, in their sole discretion, require that persons entering or leaving the Building identify themselves to watchmen or other employees designated by Landlord by registration, identification or otherwise.

(b) Landlord may at any time, or from time to time or for regularly scheduled time 29 periods, as deemed advisable by Landlord and/or its agents, in their sole discretion, employ such other security measures as but not limited to the search of all persons, parcels, packages, etc., entering and leaving the Building, the evacuation of the Building and the denial of access of any person to the Building.

(c) Tenant hereby assents to the exercise of the above discretion of Landlord and its agents, whether done acting under reasonable belief of cause or for drills, regardless of whether or not such action shall in fact be warranted and regardless of whether any such action is applied uniformly or as aimed at specific persons whose conduct is deemed suspicious.

(d) The exercise of such security measures and the resulting interruption of service and cessation or loss of Tenant's business, if any, shall not be deemed an eviction or disturbance of Tenant's use and possession of the Premises, or any part thereof, or render Landlord liable to Tenant for damages or relieve Tenant from Tenant's obligations under this Lease so long as Landlord exercises such security measures uniformly with respect to all Tenants and for the best interest and security of the Tenants and the Building and not in any manner designed or disturb Tenant's use and enjoyment of the Premises.

(e) Tenant agrees that it and its employees will cooperate fully with Building employees in the implementation of any and all security procedures.

18. Tenant shall comply with all applicable laws, ordinances, governmental orders or regulations and applicable orders or directions from any public office or body having jurisdiction over the Building, the Premises and the use or occupancy thereof. Tenant shall not make or permit any use of the Premises which directly or indirectly is forbidden by law, ordinances, governmental regulations or order or direction of applicable public authority, or which may be dangerous to person or property.  The foregoing prohibitions shall include but not be limited to the discharge of any toxic wastes, or other hazardous materials in violation of any law, ordinance, statute, rule or insurance regulation.

19. Except as is necessary in limited quantities for cleaning and maintaining the Building and Premises, Tenant shall not use or permit to be brought into the Premises or the Building any flammable liquids or materials (including gasoline, kerosene or other oils or fluids), or any explosive or other articles deemed hazardous to persons or property, or do or permit to be done any act or thing which will invalidate or which if brought in would be in conflict with any insurance policy covering the Building or its operation, or the Premises, or any part of either, or which shall increase the rate of insurance on the Building, its appurtenances, contents or operation.

20. If Tenant desires signal, communication, alarm or other utility or similar service connections installed or changed, Tenant shall not install or change the same without the approval of Landlord and then only under direction of Landlord and at Tenant's expense. Tenant shall not install in the Premises any equipment which requires a substantial amount of electrical current without the advance written consent of the Landlord which consent shall not be unreasonably withheld and Tenant shall ascertain from the Landlord the maximum amount of load or demand for or use of electrical current which can safely be permitted in the Premises, taking into account the capacity of the electric wiring in the Building and the Premises and the needs of other Tenants of the Building, and shall not in any event connect a greater load than such safe capacity.

21. Service requirements of Tenant will be attended to only upon application to the managing agent of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instruction from Landlord or as provided in the Lease.

22. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of any of the rules and regulations of the building.

23. Tenant will place all refuse in the Premises in proper receptacles provided and paid for by Tenant, or in receptacles provided by Landlord for the Building, and will not place any litter or refuse on or in the sidewalks or driveways outside the Building, or the common areas, lobbies, corridors, stairwells, ducts or shafts of the Building.

24. Tenant will not bring into, or keep about, the Premises any bicycles or vehicles of any kind. Bicycles and vehicles may only be parked in areas designated for such purpose.

25. In those portions of the Premises where carpet has been provided by Landlord, Tenant will at its own expense install and maintain pads to protect the carpet under all furniture having castors other than carpet castors.

26. Tenant will ensure that furniture and equipment and other bulky matter being moved to or from the Premises are moved through such entrances, elevators and corridors and at such times as may from time to time be reasonably designated by Landlord, and by movers or a moving company reasonably approved by Landlord.  Tenant will promptly pay Landlord the cost of repairing any damage to the Building caused by any person moving any such furniture, equipment or matter to or from the Premises.

27. Except as specifically permitted in the Lease, Tenant shall not (i) install or operate any internal combustion engine, boiler, machinery, refrigerating, heating or air-conditioning apparatus in or about the Premises, (ii) carry on any mechanical business in or about the Premises without the written permission of Landlord, (iii) exhibit, sell or offer for sale, use, rent or exchange in the Premises or Building any article, thing or service except those ordinarily embraced within the permitted use of the Premises specified in this Lease, (iv) use the Premises for housing, lodging or sleeping purposes, (v) place any radio, television antennae, or microwave dish on the roof or on or in any part of the inside or outside of the Building other than the inside of the Premises, (vi) make or permit any objectionable noise to emanate from the Premises, or operate or permit to be operated any musical or sound producing instrument or device inside or outside the Premises which may be heard outside the Premises, (vii) use any illumination or power for the operation of any equipment or device other than electricity, (viii) operate any electrical device from which may emanate electrical waves which may interfere with or impair radio or television broadcasting or reception from or in the Building or elsewhere, (ix) make or permit any objectionable odor to emanate from the Premises, (x) disturb, solicit or canvas any occupant of the Building, (xi) do anything in or about the Premises tending to create or maintain a nuisance or do any act tending to injure the reputation of the Building, or (xii) throw or permit to be thrown or dropped any article from any window or other opening in the Building.

28. From time to time Landlord reserves the right to amend and modify these rules and regulations provided that they are consistent with the terms and conditions of the Lease and do not otherwise interfere with Tenant's quiet use and enjoyment of the Premises.  Landlord shall give Tenant notice of any such amendments or modifications.

EXHIBIT "B" TO OFFICE BUILDING LEASE

THE PREMISES

17639 RSF
OFFICE 383
OFFICE 384
OFFICE 385
OFFICE 382
OFFICE 344
OFFICE 345
OFFICE 346
OFFICE 347
OFFICE 348
ERP 349
CONFERENCE 350
OFFICE 351
CONFERENCE ROOM 386
OPEN OFFICE 387
OPEN OFFICE 381
CLOSET 388
OFFICE 357
OFFICE 356
IT/PHONE 359
COPY/MAIL
COFFEE/VENDING 374
CORRIDOR 373
HVAC T09
TEL CLS T10
ELEC. RM T11
ELEV. NO. 3
ELEV. NO. 2
ELEV. NO. 1
T01
ELEV. LOBBY
OPEN TO ABOVE & BELOW
CORR. T02
MEN
WOMEN
OPEN 352
OFFICE 353
OFFICE 354

ARATANA 3rd FLOOR

EXHIBIT "C" TO OFFICE BUILDING LEASE

WORK LETTER

TENANT IMPROVEMENTS – TENANT ALLOWANCE

1. “AS-IS”; No Landlord Improvements.  Except for the Allowance provided below, Tenant hereby agrees that it shall take the Premises "as-is, where is" on the Commencement Date without any representations and warranties from Landlord.  Tenant hereby further agrees that Landlord shall not be obligated to perform any improvements to the Premises whatsoever.

2. Early Access.  Starting on that date which is five (5) business days after the Effective Date of this Lease (the “Delivery Date”), Landlord agrees to allow Tenant access to the Premises and reasonable use of the Building’s parking facilities and freight elevators (“Early Access”) subject to all of Tenant’s obligations under this Lease (except that Tenant will not be obligated to pay Rent under this Lease during such early occupancy of the Premises) for the sole purpose of performing the Tenant Improvements and installing telephones, cabling, equipment and furniture in the Premises for Tenant’s operations in the Premises. At least three (3) business days prior to any such Early Access, Tenant shall provide Landlord with copies of certificates of insurance, complying in all respects with the terms of this Lease for all insurance required to be provided hereunder prior to entering the Premises.  Additionally, the parties agree as follows:

(a)Tenant hereby releases and discharges Landlord, its contractors, agents, employees and manager from and against any and all claims of loss, damage or injury to persons or property, including without limitation any product inventory, which is alleged to have occurred during the period of Early Access from any cause whatsoever, except as a result of Landlord’s gross negligence or willful misconduct.  Landlord makes no representation or warranty about safety of the Premises during any period of Early Access, as construction and other activities will be ongoing.

(b)Notwithstanding anything set forth herein to the contrary, Tenant’s agents, contractors, workmen, mechanics, suppliers and invitees shall work in harmony and not unreasonably interfere with Landlord and Landlord’s agents, or with Landlord’s or other tenants’ work in the Premises or other premises and in common areas of the Building, or the general operation of the Building.  If at any time such entry shall cause such unreasonable interference, including labor disputes, Landlord may suspend such license upon twenty-four (24) hours’ prior written notice to Tenant, in which case, Tenant shall immediately discontinue Tenant’s Early Access until the resolution of any such labor dispute.

(c)In the event the performance of Tenant’s Early Access causes Landlord to incur extra out-of-pocket costs, such as the cost of furnishing electricity, heating and cooling or other services to the Premises, Tenant shall pay to Landlord an amount reasonably determined by Landlord to compensate for Landlord's actual costs and services.

3.Tenant Improvements and Allowance.  Landlord hereby understands and agrees that Tenant desires to make certain additional leasehold improvements to the Premises in Tenant’s reasonable discretion (the "Tenant Improvements").   Tenant hereby agrees that any such Tenant Improvements shall be approved by Landlord and constructed by Tenant in accordance with the terms and conditions set forth in Section 8 of the Lease.  Landlord shall reimburse Tenant for its actual costs of completing the Tenant

Improvements, up to an amount equal to  $396,877.50 as and for a construction allowance (the "Allowance") for use by Tenant in the performance of the Tenant Improvements.   The parties hereby further agree as follows:

(a)The Allowance shall be payable if applicable within ten (10) business days after Tenant (i) has completed its Tenant Improvements, (ii) has furnished evidence reasonably satisfactory to Landlord of such completion (including without limitation, visual inspections by Landlord, the local fire department and any other applicable government agencies and representatives, required building permits, occupancy permits and all other permits required by Law, and Tenant's certificates of insurance) and payment in full of the Tenant Improvements as they are completed (including full lien waivers from Tenant's general contractor and other contractors as applicable), and no liens have attached as the result thereof, and (iii) is not otherwise in default under the Lease.  Landlord shall have the right to set-off and deduct from the Allowance any sums past due Landlord from Tenant.  Tenant agrees that no part or portion of the Allowance shall vest in Tenant nor shall Tenant sell, assign, encumber or create a security interest in the Allowance.

(b)The Allowance may be used for the cost of (x) all space planning, design, architectural, engineering, consulting or review services, construction management, and construction drawings, and  (y)  demolition work and construction of the Tenant Improvements.  Additionally, up to $88,195.50 of the Allowance may be used for the actual costs of (i) cabling the Premises for voice and data, (ii) installation of security systems, including card-key access to the Premises, (iii) signage on the Monument Sign as described in Section 1(j) of the Lease, (iv) moving expenses, including the installation of furniture and equipment in the Premises, and (v) modifications to the Leased FF&E retained by Tenant pursuant to Section 35 of the Lease.

(c)The Allowance made available to Tenant under Section 3 of this Work Letter must be utilized by Tenant for its intended purposes no later than that date which is one (1) year from the Commencement Date, or the Allowance shall be forfeited by Tenant with no further obligation on the part of Landlord.

EXHIBIT "D" TO OFFICE BUILDING LEASE

FF&E

Etho-space Cubicles: 27  (including all ancillary components that may be located on the Premises or in offsite storage and one additional work surface in storage only)

Techneon Cubicles: 7 (including all ancillary components that may be located on the Premises or in offsite storage)

Desk Chairs: 68

Guest Chairs: 54

Executive Conference Room Chairs: 39 (18 conf. chairs in rm. 366, 5 conf. chairs in rm. 358, 6 conf. chairs in open area and 10 conf. chairs in conf. room. (39 total conference room chairs))

Misc. Size Conference Tables: 10

Private Office Desk Sets: 16

Couch/Chairs: 7

File Cabinets: 15

Tall Kitchen Stools: 8

Wooden Kitchen Tables: 9

Wooden Kitchen Chairs: 30

Training Room Tables: 16

Training Room Chairs: 40

8' Stainless Steel Top Table: 1

Audio/visual equipment in the training room and the executive conference room

EXHIBIT "E" TO OFFICE BUILDING LEASE

Depiction of Second, Third and Fifth Floor Right of First Offer Space

See attached.

OPEN SPACE 7228 RSF
246 SF
236 SF
140 SF
223 SF
BREAK ROOM
ELEC.
CONFERENCE ROOM 213 SF
STAIR NO. 1
HVAC T09
TEL. CLS T10
ELEC. RM T11
ELEV. NO. 3
ELEV. NO. 2
ELEV. NO. 1
ELEV. LOBBY T01
CORR. T02
MEN T03
WOMEN T04
JAN. CL. T05
NO. 2 T06
GENERAL OFFICE T07
N

AAFP, 2nd FLOOR

STACY BRUNGARDT
EXEC. DIR.
5210
KEVIN HIGGINS
5211
DANA GRECO
5214
SARAH EGGERS
5224
TRACI NOLTE
DIRECTOR
5225
5236
B. MANNING
JASON PRATT
5226
MELISSA ABUEL
5213
CINDY BURNS
5220
5222
COPIER
5221
PAT LODGE
MARY THEOBALD
5212
STFM
3907 RSF
TOM VANSAGHI
5310
BRIAN HISCHIER
5314
5315 VERONICA SMITH
RAY ROSETTA
5311
5313
OPEN
DIANA AZBILL
5322
REFRIG.
5227
PRISCILLA NOLAND
5312
5412
KAREN
536
KIM KIMMIN
REFRIG
CABINET 42H
CABINET 42H
CABINET 42H
CABINET 81H

AAFP 5th FLOOR

OFFICE 348
OFFICE 347
OFFICE 346
OFFICE 345
OFFICE 344
OFFICE 362
OFFICE 363
OFFICE 364
OFFICE 365
CONFERENCE ROOM 366
ERP 349
CONFERENCE 350
OPEN OFFICE 361
OPEN OFFICE 367
CLOSET 368
OFFICE 357
OFFICE 355
IT/PHONE 356
COPY/MAIL 366
COFFEE/VENDING 374
OFFICE 351
CORRIDOR 373
ELEV. NO. 3
ELEV. NO. 2
ELEV. NO. 1
HVAC T09
TEL CLS T10
ELEC. RM T11
T01
ELEV. LOBBY
OPEN TO ABOVE & BELOW
CORR. T02
MEN
WOMEN
OPEN 352
OFFICE 353
OFFICE 354
12472 RSF
N

ZTE 3rd FLOOR